EMPLOYEE STOCK PURCHASE PLAN
                         Spectrum Signal Processing Inc.
                               One Spectrum Court
                             200-2700 Production Way
                            Burnaby, British Columbia
                                     V5A 4X1
                                 (the "Company")
                       Date of Adoption - November 1, 1999


The Company hereby establishes an employee share purchase plan (the "Plan") to be known as the Spectrum Signal Processing Inc. Employee Share Purchase Plan and to be effective as of November 1, January 13, 2000.

1.       PURPOSE OF THE PLAN

1.1      The purposes of the Plan are to:

         (a)      facilitate the purchase of the Company's shares by employees;

         (b) continue the Company's efforts to share Company success with its employees; and

         (c)      improve the Company's ability to retain a skilled workforce.

1.2 It is the intention of the Company to qualify the Plan as an "Employee Stock Purchase Plan" under Section 423 of the Code, and as a Tax Credit Eligible program under the Act.

2.       DEFINITIONS

2.1      In this Plan, the following terms have the following meanings:

         (a) "Act" means the British Columbia Employee Investment Act, as amended from time to time;

         (b) "Administrator" means the person designated under the Act to perform the duties of the administrator under the Act;

         (c) "Affiliated Corporation" means an "affiliate" of the Company as defined in the Act that is also a "subsidiary" or "parent" corporation of the Company within the meaning of Section 424 of the Code;

         (d)      "Board" means the board of directors of the Company;

         (e) "Business Day" means a day other than a Saturday, Sunday or statutory holiday on which the Burnaby office of the Company is open for business;

         (f) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.


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         (g)      "Commitment  Date"  will  be the  first  day  of the  Offering
                  Period;

         (h) "Commitment Form" means the form of commitment for a monthly dollar contribution attached as Appendix D;

         (i) "Constitution" means the memorandum and articles of the Company, a certified true copy of which (as of the date of adoption of the Plan) is attached as Appendix F, as amended from time to time;

         (j) "Disclosure Document" means a document delivered to Eligible Employees in connection with obtaining commitments to the purchase of Shares under the Plan, a general form of which is attached as Appendix C;

         (k)      "Eligible Employee" means:

                           (i)      all Tax Credit Eligible Employees;

                           (ii) all other employees of the Company and any Participating Employers.

         Notwithstanding the foregoing, in no event may any individual resident in the United States qualify as an Eligible Employee if such individual is (i) a "five percent shareholder" (within the meaning of Section 423(b)(3) of the Code) of the Company or any "subsidiary" or "parent" corporation of the Company, or
(ii) not employed by the Company or a Participating Employer on a customary basis for at least twenty hours per week;

         (l)      "Employee   Contribution"   means  funds   contributed   by  a
                  Participating Employee for the purpose of purchasing Shares;

         (m)      "Employee Shareholder" means at any relevant time:

                           (i)      a   Shareholder   who  continues  to  be  an
                                    employee  of the  Company or any  Affiliated
                                    Corporation; or

                           (ii) a Shareholder which is a Trust where the annuitant or beneficiary of such Shareholder continues to be an employee of the Company or any Affiliated Corporation;

         (n)      "Financial Statements" means:

                           (i) the financial statements of the Company filed with the Administrator in accordance to section 2(1)(a) of the Act; or

                           (ii) if more recent financial statements of the Company have subsequently been delivered to Eligible Employees by the Company, the most recent of those financial statements;



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         (o)      "Market Price" means as of any date, the closing price for the
                  Shares on The Toronto Stock Exchange less a 15% discount, or, if no trades in the Company's shares took place on such date, the closing price for the next preceding date of which such trades took place, less a 15% discount;

         (p) "Offering Period" means in respect of any Plan Year, the six month periods commencing as at November 1 and May 1 of such Plan Year with the first such period commencing November 1, 1999;

         (q) "Plan" means this Employee Stock Purchase Plan dated for reference November 1, 1999, including all appendices attached hereto, as supplemented and amended from time to time in accordance with the provisions hereof;

         (r) "Participating Employee" means an Eligible Employee who has elected to commit to the purchase of Shares under the Plan;

         (s) "Participating Employer" means any Affiliated Corporation designated by the Board as a "participating employer" from time to time;

         (t) "Plan Year" means a twelve-month period commencing on November 1 of each year and ending on October 31 of that year;

         (u) "Purchase Price" means, in respect of any Offering Period, the lesser of the Market Price calculated as at the beginning of the Offering Period and the Market Price calculated as at the end of the Offering Period;

         (v) "Regulations" means the regulations enacted pursuant to the Act in force from time to time;

         (w) "Report Period" is the annual period to be covered by reports to Employee Shareholders described in Appendix A;

         (x)      "Shares" means common shares without par value of the Company;

         (y) "Share Allotment" means the calculation of the number of shares to be issued each Offering Period pursuant to the Plan as detailed in Section 3.4;

         (z)      "Share   Certificate"   means  a  share   certificate   or  an
                  appropriate equivalent representing Shares purchased under the Plan;

         (aa) "Share Entitlement" means, in respect of any Eligible Employee, that portion of the Share Allotment in respect of any Offering Period as determined in accordance with Section 8.1;

         (bb)     "Shareholder" means, at any relevant time:

                           (i) a person who has committed to the purchase of Shares under the Plan (whether or not the Shares have been paid for in full), if at such time the person continues to hold any such Shares (or if the Shares have not been


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                                    issued  at  that  time,   continues   to  be
                                    entitled to receive the Shares when issued);
                                    or

                           (ii)     a Trust which  acquired  Shares  pursuant to
                                    Article 17 hereof, if at such time the Trust continues to hold any such Shares;

         (cc) "Tax Credit Eligible Employee" means an individual who, at the time of purchasing Shares under the Plan, is:

                           (i)      resident in British Columbia,

                           (ii) employed by the Company (or a predecessor or an Affiliate Corporation of the Company) on a continuing basis for an average of at least twenty hours a week, and

                           (iii) is not a major shareholder (as defined in the Act) of the Company;

         (dd) "Treasury Purchase" means the purchase of Shares from the Company at the Market Price;

         (ee) "Trust" means a trust governed by a registered retirement savings plan under the Income Tax Act (Canada) for which an Eligible Employee is the annuitant; and

         (ff) "Trustee" means the trust company selected by the Board, subject to review and substitution from time to time at the Board's discretion, to administer the Plan.

2.2 In this Plan, words (including defined terms) importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders and capitalized terms not otherwise defined herein shall have the meaning given to them in the Act.

3.       ADOPTION, COMMENCEMENT AND TERMINATION OF THE PLAN

3.1 The Company hereby adopts the Plan as its employee stock purchase plan for the benefit of Eligible Employees.

3.2      The Plan will become effective November 1, 1999.

3.3 The Plan may be terminated by the Board at the conclusion of a Plan Year provided that:

         (a)      all Offering Periods have closed,

         (b)      termination of the Plan will not affect  Employee  Shareholder
                  Shares   which  have  not  been   delivered  or  are  not  yet
                  deliverable under the terms of the Escrow Agreement, and

         (c) the Company receives the Administrator's approval to terminate the Plan.

3.4 The aggregate number of Shares that may be issued under this Plan may not exceed 250,000 Shares in total or 50,000 Shares in any Offering Period provided that any Shares unsubscribed for in an


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         Offering Period will not be available for issuance in the next Offering
         Period. The number and class of Shares which may be issued under the Plan, as well as the number and class of Shares and the price per share covered by each right outstanding under the Plan which has not yet been
         exercised,   shall  be  adjusted   proportionately   or  as   otherwise
         appropriate to reflect any increase or decrease in the number of issued Shares resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of a stock dividend, and/or to reflect a change in the character or class of shares covered by the Plan arising from a readjustment or recapitalization; provided that any adjustment to the class of Shares issuable under the Plan is subject to the consent of the Administrator.

4.       REPRESENTATIONS AND WARRANTIES

4.1      The Company represents and warrants to each Eligible Employee that:

         (a) the Company is validly existing and in good standing under the laws pursuant to which it was incorporated;

         (b) the Company is eligible to register an employee stock purchase plan under the Act;

         (c) the Company is not party to any agreement which prohibits or restricts it from adopting the Plan, completing any of the transactions contemplated hereunder and complying with the terms hereof;

         (d) all necessary corporate action has been taken to adopt the Plan as a valid and binding obligation of the Company;

         (e) as of the date of adoption of the Plan, the authorized share capital of the Company was as described in Appendix C;

         (f)      The Shares are of a class of shares of the Company that:

                           (i)      Carry voting rights under all circumstances;

                           (ii) Are not directly restricted in their right to share in the profits of the Company or in the division of the Company's assets on dissolution or winding up; and

                           (iii) Do not have any rights and restrictions prohibited by the Regulations;

         (g) the Shares to be issued under the Plan will be from the treasury of the Company and will not have been previously issued;

         (h) the price per share at which Shares will be purchased through Treasury Purchases by Eligible Employees will be the Purchase Price in respect of the Offering Period for which the Shares are purchased;


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         (i)      the Financial  Statements  were  prepared in  accordance  with generally accepted accounting principles, present fairly the financial position and condition of the Company as at the date thereof and do not omit to state any material liability or financial obligation of the Company as of the date thereof;

         (j) since the date of the Financial Statements there has been no material adverse change in the financial position or condition of the Company, except as disclosed in the Disclosure Document;

         (k) the Disclosure Document discloses all outstanding options, warrants and conversion rights granted by the Company in respect of its securities and contains no misrepresentations;

         (l) the Company is in good standing with NASDAQ and with the Toronto Stock Exchange and will advise the Administrator within 30 days of the discontinuance of such listing; and

         (m) the representations and warranties set out in paragraphs (a) to (l) above will be true and correct on the Commitment Date.

4.2      Each   Eligible   Employee  will  be  deemed  to  have  relied  on  the
         representations and warranties contained in paragraphs 4.1(a) to 4.1(m) above in electing to commit to the purchase of shares under the Plan.

5.       OFFERING PERIODS AND ELIGIBILITY TO SUBSCRIBE FOR SHARES

5.1 The Company hereby offers Eligible Employees the right to participate in the Plan on the terms and conditions set out in this Plan. Should the aggregate subscriptions for Shares by Eligible Employees in any Offering Period exceed the Share Allotment for such Offering Period each Participating Employee will be entitled to receive such percentage of the Share Allotment for the Offering Period as is equal to the percentage of the total number of shares subscribed for in such Offering Period subscribed for by such Participating Employee provided that the Trustee shall then return to Participating Employees all their Employee Contributions not used in the purchase of Shares.

5.2 Each person who is an Eligible Employee at the commencement of an Offering Period will be eligible to commit to the purchase of a dollar value of Shares under the Plan during such Offering Period.

5.3      The  Company  will  notify  each  Eligible   Employee  of  his  or  her
         eligibility to purchase Shares under the Plan.

6.       SUBSCRIPTION ENTITLEMENT

6.1      During  an  Offering  Period  each  Eligible   Employee  has  an  equal
         entitlement opportunity to commit to the purchase of Shares by delivering a completed Commitment Form that designates the amount of his or her Employee Contribution for the coming Offering Period. This shall be subject to a maximum contribution for Eligible Employees of Cdn$12,500 per Plan Year provided that in circumstances where the total amount of designated Employee Contributions (the "Total Designated Contributions") in respect of any Offering Period is in excess of an amount equal to the Market Price


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         as at the beginning of the Offering Period  multiplied by 50,000 Shares
         (the "Aggregate Market Price") each Participating Employee's Employee Contribution will be decreased by a percentage equal to the figure
         arrived   at   by   expressing   the   formula   1-(Total    Designated
         Contributions/Aggregate Market Price) as a percentage.

6.2 The Company will deliver a Disclosure Document to an Eligible Employee before he or she enters into an agreement to commit to the purchase of Shares under the Plan.



7.       CONTRIBUTIONS

7.1 Employee Contributions will be deducted from Participating Employees' salary on a bi-monthly basis and delivered by the Company to the Trustee within five Business Days of the end of each month.

7.2 Alternatively, Participating Employees may elect to deliver their Employee Contributions in respect of any Offering Period in full to the Trustee by way of cash, certified cheque or money order provided that such delivery is effected within five Business Days of the commencement of the Offering Period.

8.       SHARE ENTITLEMENT

8.1 A Participating Employee's Share Entitlement in respect of any Offering Period will be determined at the beginning of an Offering Period by dividing the Employee Contribution for each Participating Employee (adjusted in accordance with section 6.1) by the Market Price at the beginning of the Offering Period.

8.2 The Company will, within five Business Days of the end of any Offering Period, notify the Trustee and all Participating Employees of the Purchase Price for such Offering Period, following which a Participating Employee may, by notice in writing, delivered to the Trustee within five Business Days following receipt of such notice, notify the Trustee of their election to rollover their Employee Contributions to the next Offering Period, provided that, in respect of any one Participating Employee, only one such rollover is available in respect of any particular Offering Period's Employee Contributions and in no event will such rollover increase an Employee Contribution beyond the maximum allowable for a Plan Year.

8.3 The Trustee will hold all Employee Contributions for each Offering Period in one pool, will apply such Employee Contributions to the purchase of the aggregate Share Entitlement for all Participating Employees for such Offering Period and will refund any unused Employee Contributions to the Participating Employees pro rata in accordance with their Employee Contributions, subject to the right of a Participating Employee to elect to have such amount applied to the next Offering Period provided that in no event will such application increase an Employee Contribution beyond the maximum allowable for a Plan Year.

8.4 All interest earned on Funds held by the Trustee from time to time will accrue to the benefit of the Company and will be paid to the Company by the Trustee at the end of each Offering Period.

9.       ISSUANCE AND HOLDING OF SHARE CERTIFICATES

9.1 Upon receipt of the Employee Contributions and the aggregate Share Entitlement for all Participating Employees from the Trustee, the Company will issue Share Certificates representing those Shares either in the name of the Eligible Employee or, if the Shares are to be held in Trust for the benefit of the Eligible Employee, in the name of the trustee of the Trust. Such Share Certificates will be delivered within 15 Business Days of the end of each Offering Period to the Trustee in respect of Tax Credit Eligible Employees and otherwise to the Eligible Employees.

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9.2      In accordance with section  4(1)(d) of the Act, each Share  Certificate representing Shares acquired by a Tax Credit Eligible Employee will be held in the custody of an authorized depository on the terms set forth in Appendix E for a period of three years from the date of the Share Certificate.

9.3 Within 30 days of issuance of a Share Certificate under paragraph 9.1, the Trustee will deliver to a Tax Credit Eligible Employee an investment confirmation setting out the information required by the Act and the Regulations.

10.      WITHDRAWAL FROM PARTICIPATION

10.1 A Participating Employee may withdraw from participation in the purchase of shares under the Plan by delivering notice of such to the Company and the Trustee on or before the 10th Business Day prior to the end of any month in which case no further Employee Contributions will be deducted from such Participating Employee for such Offering Period. Any Employee Contributions already deducted or otherwise contributed will, subject to section 5.1, be applied to the purchase of Shares under the Plan.

10.2 Upon the issue of notice of termination of employment with the Company or a Participating Employer, an employee will be deemed to have withdrawn from participation in the purchase of shares under the Plan. The Company will deliver such notice to the Trustee.
10.3 A notice of withdrawal pursuant to paragraph 10.1 and a notice of termination pursuant to paragraph 10.2 will be effective upon delivery of such to the Trustee.

11.      RELATIONSHIP WITH EMPLOYMENT

Notwithstanding any provision of any other provision in this Plan whatsoever:

11.1 The rights and obligations of any individual under the terms of his office or employment with the Company or any Affiliated Corporation shall not be affected by his participation in the Plan or any right which he may have to participate in the Plan, and an individual who participates in the Plan shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with any such company for any reasons whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to acquire any shares under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements (whether or not such termination amounts to wrongful or unfair dismissal).

11.2 The participation in the Plan by a Participating Employee does not form part of the Participating Employee's entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between any persons and the Company or any Affiliated Company give such person any right or entitlement to participate in the Plan whether subject to any conditions or at all.

12.      TRANSFERABILITY

12.1 The rights of a Participating Employee under this Plan are not assignable or transferable and may only be exercised during the Participating Employee's lifetime by the Participating Employee.


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13.      APPLICATION FOR TAX CREDIT CERTIFICATES

13.1 If the Company has received from a Tax Credit Eligible Employee who subscribed for Shares under the Plan:

         (a)      all required information, and

         (b)      payment in full of the Employee Contribution for the Shares,

         then the Company will, on behalf of such person, apply to the Administrator in accordance with the Act and Regulations for a tax credit certificate in respect of the purchase of the Shares.

14.      USE OF FUNDS

14.1 Subject to paragraph 14.2, the Company will not use any funds received from the issue of Shares under the Plan for any purpose prohibited by the Act or the Regulations.

14.2 The Company may use funds received from the issue of Shares under the Plan for one or more of the uses specified in section 6(a) of the Act if such uses are listed and described in detail in Appendix B.

15.      REPORTS TO EMPLOYEE SHAREHOLDERS

15.1 To allow Employee Shareholders to monitor their investment in the Company, the Company will, within 140 days of the end of each Report Period, provide to each Employee Shareholder:

         (a) disclosure with respect to major decisions made by the Company during the Report Period which materially affected the Market Price; and, if applicable,

         (b) a summary (including price information) of all new shares issued and options, warrants or conversion rights granted by the Company during the Report Period; and

         (c)      the most recent Market Price.

15.2 Upon request by a Shareholder, the Company will provide the Shareholder with access to or copies of the Plan and Constitution.


16.      OTHER COVENANTS OF THE COMPANY

16.1     The Company covenants with the Eligible Employees that:

         (a) the Company will comply at all times with the Plan, the Act and the Regulations;


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


         (b) the Company will not enter into any agreement which would prohibit or restrict it from completing any of the transactions contemplated hereunder or complying with the terms hereof;

         (c) in any 2-year period, the amount of equity capital raised under the Plan on which tax credits are payable under the Act will not exceed $5 million or such other amount as may be permitted by the Act from time to time; and

         (d) all required corporate action will be taken to duly allot and issue Shares purchased under this Plan from the treasury of the Company and, upon receipt by the Company of payment in full for Shares subscribed for hereunder, the Shares will be validly issued as fully-paid and non- assessable shares in the capital of the Company.

17.      PURCHASE BY OR TRANSFER TO TRUSTS

17.1 Notwithstanding any other provision of this Plan, an Eligible Employee may:

         (a)      purchase Shares under the Plan through a Trust; and

         (b)      transfer Shares purchased under the Plan to a Trust.

17.2 Where an Eligible Employee purchases Shares under the Plan through a Trust, the provisions of the Plan shall apply to the purchase by the Trust as if the purchase was being made by the Eligible Employee.

18.      TAX LIABILITY

18.1 By electing to participate in the Plan a Participating Employee shall agree to indemnify:

         (a)      The Participating Employee's employer; and

         (b) any other person who is or becomes liable to account for tax, social security contributions or any other regulatory or statutory contributions on behalf of that Participating Employee against any amount, of or representing, tax (including without limitation, income tax and PAYE), social security contributions or any other regulatory or statutory contributions for which the employer (or any such other person) is liable to account in respect or in consequence of the acquisition of sale of any Shares for the benefit of such Participating Employee and which (as between the Participating Employee and the employer or such other person) is the liability of the Participating Employee but which the employer or such other person cannot otherwise lawfully recover from the Participating Employee (whether by way of deduction from payroll or otherwise). For the avoidance of doubt, the


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



         Participating Employee shall authorize his employer to make such deductions from his salary as may be necessary to meet such liability.

18.2 The Company shall have the right to withhold any Share Certificates to be issued to a Participating Employee pursuant to this Plan, to the extent permitted by applicable law, until the Participating Employee has agreed to such arrangements for giving effect to the indemnity in
         Section 18.1 (which, if appropriate may include the giving of authority by the Participating Employee to the Company to arrange, or the Participating Employer on the Participating Employee's behalf for the sale of some or all of the Shares acquired pursuant to the Plan in order to raise such funds as the Company considers sufficient to meet such liability).

19.      AMENDMENTS

19.1 Subject to paragraphs 19.2 and 19.3, no alteration will be made to the Plan without prior approval of the Administrator, The Toronto Stock Exchange, if applicable, and a majority of Employee Shareholders.

19.2 With the approval of the Administrator and The Toronto Stock Exchange, if applicable, but without the approval of the Employee Shareholders, the Company may amend the offering parameters set out in Appendix A and the Plan to:

         (a) provide for the raising of equity capital in addition to that specified therein;

         (b) specify the Offering Periods within which the equity capital may be raised; and

         (c) increase the total number of Shares or the number of Shares in any Offering Period that may be issued under this Plan.

19.3 Notwithstanding any other provision of this Plan, if the Shares cease to be listed on a recognized Canadian public stock exchange, or on NASDAQ the Company and the Shareholders will forthwith appoint a single arbitrator in accordance with the provisions of the Commercial Arbitration Act. The arbitrator's mandate will be to forthwith specify all such amendments to the Plan as are necessary for the Plan to comply with the requirements of the Act and Regulations, including (but without limiting the generality of the foregoing):

         (a)      provision of a new method for determining Market Price;

         (b) provision of redemption/repurchase rights in accordance with sections 4(1)(h),(i) and (j) of the Act;

         (c) inclusion of price and dilution protections acceptable to the Administrator.

         The amendments specified by the arbitrator will be binding on the Company and all Shareholders and implemented forthwith.

20.      GENERAL

20.1 The Plan will be construed and enforced in accordance with the laws of British Columbia.

20.2     Time will be of the essence in respect of this Plan.

20.3 The Plan will be binding upon the Company, its successors and assigns and will enure to the benefit of each Eligible Employee and Shareholder and their respective personal representatives and assignees.

         IN WITNESS WHEREOF the Company has adopted the Plan under its seal as of the day and year first written above.


The common seal of the Company              )
was hereto affixed in the presence of:      )
                                            )
                                            ) c/s
--------------------------------------------)
Authorized Signatory                        )
                                            )
                                            )
--------------------------------------------)
Authorized Signatory                        )

                                                    Appendix A

                                                     Plan Data



Share Offering Period                          Number of Shares to       Price Per Share       Total Proceeds
                                               be Offered
--------------------------------------------------------------------------------------------------------------------
November 1, 1999 to April 30, 2000             50,000                    (Note 1)              $135,000 (2)
--------------------------------------------------------------------------------------------------------------------
May 1, 2000 to October 31, 2000                50,000                    Note 1                $250,000 (2)
--------------------------------------------------------------------------------------------------------------------
November 1, 2000 to April 30, 2001             50,000                    Note 1                $250,000 (2)
--------------------------------------------------------------------------------------------------------------------
May 1, 2000 to October 31, 2001                50,000                    Note 1                $250,000 (2)
--------------------------------------------------------------------------------------------------------------------
November 1, 2001 to April 30, 2002             50,000                    Note 1                $250,000 (2)
====================================================================================================================

Notes:

         1.       The Price Per Share is the lesser of the closing  price of the
                  Company's   shares  on  the  Toronto  Stock  Exchange  at  the
                  beginning and the end of the Share Offering Period less 15%.

         2. This figure is an approximation. The Total actual Proceeds will be determined by multiplying the Price Per Share X the Number of Shares subscribed for.

The Report Period is the Company's fiscal year (January 1 to December 31).

Name or Designation of Class of Shares Offered under the Plan:
                  Common shares with no par value.

Estimated Number of Eligible Employees Covered by the Plan: 142

                                   Appendix B

Use of Funds

         Funds raised will be used for general corporate purposes. In the foreseeable future the Company does not intend to use any of the funds raised from the sale of Shares under the Plan for any of the purposes described in section 6(a) of the Act.

                                   Appendix C.

                       General Form of Disclosure Document

         Disclosure Document


Eligible employees (and/or their professional advisors) should carefully review the information contained in this document before making an investment decision.

Spectrum Signal Processing Inc.
One Spectrum Court
2700 Production Way, Suite 200
Burnaby, BC
V5A 4X1
(the "Company")


Share Offering Period                  Maximum Individual     Estimated Total    Estimated Share
                                       $ Contribution         Proceeds           Allotment
------------------------------------------------------------------------------------------------------
November 1, 1999 to April 30, 2000     $6,250                 $135,000           50,000
======================================================================================================

         PURPOSE OF THE PLAN

         The Company adopted its employee share purchase plan (the "Plan") on November 1, 1999. The purpose of the Plan is to:

o facilitate the purchase of the Company's shares by employees at prevailing Market Prices;

o        continue the Company's efforts to share Company success with all staff;

o reward participants on the success of the whole Company as a complement to the branch oriented profit-sharing plan;

o        improve the Company's ability to retain a skilled work force; and

o encourage teamwork and cooperation among all members and units of the Company.

The Plan was registered under the Employee Investment Act of British Columbia so that Tax Credit Eligible Employees could receive a 20% employee investment tax credit on share purchases under the Plan. See the section headed "Summary of EIA Tax Assistance" on page 3 for details. The offering and transfer of shares issued under the Plan is governed by the Employee Investment Act.

ELIGIBLE EMPLOYEES

Employees of the Company or its affiliates who fall into one of the following two groups are eligible to purchase shares under the Plan as follows:

21. "Tax Credit Eligible Employees" are those employees who, at the time of subscribing for shares are:

         (a)      British Columbia residents,

         (b) employed by the Company, or a predecessor or an affiliate of the Company, on a continuing basis for an average of at least 20 hours each week, and

                  (Note: employment on a "continuing basis" includes part time employment for not less than three months each year for two or more consecutive years);

         (c)      not already "major shareholders" of the Company.

                  (A "major shareholder" basically means a person who, together with his or her relatives, trusts or companies, holds 10% or more of the shares of the Company. Employees who think they might be a "major shareholder" should check the precise legal definition in section 1 of the Employee Investment Act to be sure).

         2. "Other Eligible Employees" are employees who for one reason or another do not qualify as Tax Credit Eligible Employees but have been defined by the Company's Board as Eligible Employees for the purpose of participating under the Plan.

An employee who is either a Tax Credit Eligible Employee or is an Other Eligible Employee is referred to in this disclosure document as an "Eligible Employee".

See the  Section  headed  "Summary  of EIA Tax  Assistance"  below  for  details
concerning  the  investment  tax  credits   available  to  Tax  Credit  Eligible
Employees.

SUBSCRIPTION ENTITLEMENT

The Plan allows the Company to offer Eligible Employees the right to participate in the Plan from time to time. The size and period of the current share offering to Eligible Employees are shown on the face page. The characteristics of the shares offered are described in the section headed "Share and Loan Capital" below.

The Plan provides that each Eligible Employee has an equal right to commit to the purchase of shares.

The maximum permitted participation by an employee in the offering is $6,250. Eligible Employees can commit to the purchase of shares by committing bi-monthly payroll deductions up to this maximum. Eligible Employees who want to commit to the purchase of shares in this Offering Period must complete the Commitment Form accompanying this Disclosure Document and return it to Lori Whieldon.

Share Price Valuation

The Plan uses the Market Price as the share price, which is defined as the lesser of the trading price for the Shares on the Toronto Stock Exchange on the trading days closest to the beginning and the end of an Offering Period less 15%.

A copy of the Company's most recent annual financial statements is attached as Appendix 1 to this disclosure document.

Indemnity

The Plan provides that a Participating Employee shall indemnify the Company or any other party who becomes liable to account for tax, social security contributions or any other contributions which are the liability of the Participating Employee.

Right to Review Plan

The Plan itself is a detailed legal document. Any Eligible Employee who wishes to examine the Plan may obtain a copy from the Company upon request.

SUMMARY OF EIA TAX ASSISTANCE
(Tax Credits are only available to those employees who meet the criteria set for Tax Credit Eligible Employees.)

The Plan is registered under the Employee Investment Act of British Columbia (referred to from this point forward as the "EIA"). The Province enacted the EIA to encourage employee investment for the purposes of job creation, job protection and employee participation in corporate ownership. The EIA encourages employee investment by providing for employee investment tax credits to be issued to Tax Credit Eligible Employees who purchase shares under registered employee share ownership plans.

A summary of the key characteristics of the tax credit is set out below:

the credit is equal to 20% of the share subscription proceeds received by the Company from the Tax Credit Eligible Employee.

the maximum credit is $2,000 for a calendar year (per person) ( = $10,000 of investment per year).

lifetime maximum of $10,000 in credits (= $50,000 of investment).

credit towards British Columbia income tax otherwise payable.

unused credits cannot be carried forward or back or be refunded in cash.

if a Share purchase under the Plan is made during the first 60 days of a calendar year, the Tax Credit Eligible Employee may claim the tax credit for that calendar year or the previous calendar year or allocate the Shares purchased between both years.

the value of the tax credit  will not be  included  in the Tax  Credit  Eligible
Employee's income for tax purposes or reduce the adjusted cost base of the shares acquired.

the tax credit is only available to the first purchaser of the Shares.

tax credits will be reduced if an employee has disposed of any shares of the Company within two years of the subscription.

The Company will apply to the Province for tax credit certificates on behalf of Tax Credit Eligible Employees. The tax credit certificate may then be claimed on and filed with a Tax Credit Eligible Employee's income tax return.

An employee investment tax credit must be repaid to the Province if a Tax Credit Eligible Employee sells Shares purchased under the Plan within three years of buying them. The EIA seeks to encourage longer term, committed investment. Therefore, tax assistance is withdrawn in the case of investments, which prove to be short term. The buyer of the Shares is also jointly and severally liable with the seller to repay the credits. The EIA, however, does not require repayment of the tax credit if the sale or transfer of the Shares is made as a result of the Tax Credit Eligible Employee's permanent disability, bankruptcy, or death, and in some cases involuntary loss of employment. Additionally, no repayment is necessary if the sale was consequent upon the permanent retirement of the Tax Credit Eligible Employee, provided the Shares were held for at least two years. After expiry of the three-year period, the Shares may be sold without repayment of the tax credit.

To enable monitoring of share transactions, the EIA requires that the certificates representing Shares issued under the Plan to Tax Credit Eligible Employees be held in the custody of an authorized depository during the three year hold period. Royal Trust will be the authorized depository. Purchasers will receive an investment confirmation within thirty days of paying for the Shares. The share certificates (or equivalents) will be released to Tax Credit Eligible Employees after expiry of the three year period.

The extent of the Province's involvement in the Plan has been to register it under the EIA to allow Tax Credit Eligible Employees to receive the tax assistance described above. The province has not reviewed the investment merit of the Shares being offered by the Company and in no way guarantees an investment in the Shares. Assessment of investment merit, adequacy of the Plan, and due diligence review is entirely the responsibility of the investor.

If the legislation governing the Employee Share Ownership program is amended or repealed, any approval provided by the Ministry in connection with the Company's Plan, including any approval relating to payment of Tax Credits to Tax Credit Eligible Employees who purchased Shares under the Plan, could be subject to variation or cancellation by the Administrator.

Cost Sharing for Employee Groups

The EIA allows for Provincial cost sharing assistance to employee groups that obtain independent professional advice relating to the negotiation, evaluation and implementation of a registered employee share ownership plan. Reimbursement of 50% of eligible costs up to $5,000 may be applied for. For more information about cost sharing for employee groups, contact the Business Equity Branch of the Ministry of Small Business, Tourism and Culture at toll free 1-800-665-5457.

Share and Loan Capital

Share Capital

The authorized share capital of the Company consists of:

(i) 50,000,000 common shares without par value, of which 10,393,954 shares are issued and outstanding.

Common Shares

The holders of common shares are entitled to one vote for each share held at all meetings of shareholders of the Company (other than special class meetings at which only holders of another class of shares are entitled to vote) and, subject to the rights attached to the preferred shares, are entitled to receive, pro rata with all other holders of common shares, such dividends as may be declared by the directors of the Company on the common shares and the remaining assets of the Company in the event of its liquidation, dissolution or winding-up. This is the class of share being offered to Eligible Employees under the Plan.

Outstanding Options

The Company has granted the following rights to acquire common shares:


                           Number of Shares     Exercise Prices     Expiry Dates

--------------------------------------------------------------------------------
Incentive Stock Option     1,825,364            $4.50 -- $7.50      up to 2009

================================================================================

Use of Proceeds

The net proceeds of the offering will be used by the company for general corporate purposes.

Prospectus Exemption

The issuance of securities for the Company is subject to the Securities Act (British Columbia) (the Securities Act) which normally requires a prospectus to be prepared and delivered to the purchaser. Sections 42(2)(10) and 74(2)(9) of the Securities Act provide a registration and prospectus exemption, respectively, where the purchaser is an Eligible Employee, so long as the purchaser is not induced to purchase securities by the expectation of employment or continued employment.

Shareholder Communication

Under the Plan, the Company has committed to provide the following information to its employee shareholders within 140 days of the end of each fiscal year:

         (i) disclosure with respect to major decisions made by the Company during the Report Period which materially affected the Market Price; if applicable,

         (ii) a summary (including price information) of all new shares issued, and options, warrants or conversion rights granted by the Company during the Report Period; and

         (iii)    the most recent Market Price of the shares.

The Company also intends to meet with the employees on a regular basis to review results and solicit suggestions on improving the Company's performance.

Subscribers will receive all information sent to public shareholders.

Board of Directors

The Company's constitution provides that the Board of Directors of the Company has authority over management of the Company. The Board of Directors is elected each year by the shareholders at the Company's annual general meeting. There are seven positions on the Board presently filled by the following persons:


===================================================================================================================
Name, Country of Ordinary              Principal Occupation          Approx. No. of        Date on which the
Residence and Position Held            or Employment and, if         Voting Shares         Nominee became a
with the Company                       not an Elected                Beneficially          Director of the
                                       Director, Occupation          Owned,                Company
                                       During the Past Five          Directly or
                                       Years                         Indirectly, or
                                                                     Controlled or
                                                                     Directed
===================================================================================================================
BARRY JINKS(1)(2)                      Businessman                   26,428                July 27, 1990
Canada
DIRECTOR
-------------------------------------------------------------------------------------------------------------------
KENNETH A. SPENCER                     Chair of the Board of         10,000                November 3, 1997
Canada                                 the Company
CHAIR OF THE BOARD and
DIRECTOR
-------------------------------------------------------------------------------------------------------------------
PASCAL SPOTHELFER                      Businessman                                         April 21, 1999
-------------------------------------------------------------------------------------------------------------------
ANDREW HARRIES                         V.P. Marketing for                                  April 21, 1999
                                       Sierra Wireless, Inc.
-------------------------------------------------------------------------------------------------------------------
JOHN E. BRENNAN                        President and Director        64,000                December 14, 1995
United States                          of Activated
DIRECTOR                               Communications Inc.
-------------------------------------------------------------------------------------------------------------------
SAMUEL ZNAIMER(1)(3)                   Senior Vice-President         4,000                 July 27, 1990
Canada                                 of Ventures West
DIRECTOR                               Capital Ltd.
===================================================================================================================
(1)      Member of Audit Committee
(2)      Member of Compensation Committee
(3)      Member of Acquisition Committee

===================================================================================================================

Principal Shareholders

The following persons, directly or indirectly, hold more than 20% of the Company's outstanding voting securities:

         None.

Adverse Material Changes

There have been no adverse material changes in the financial position of the Company that has occurred since the date of the financial statements contained in Appendix 1.

Recent Information Releases

The Company is listed on the Toronto Stock Exchange and the NASDAQ. Copies of press releases and financial information recently filed on public record are contained in Appendix 2 to this Disclosure Document.

Eligible Employees who wish to examine the whole of the Company's public file may do so by visiting the listings department of the Toronto Stock Exchange or the filings department of the British Columbia or Ontario Securities Commissions.

Risk Factors

Persons considering purchasing shares of the Company under the Plan should consider the following:

1. The Company is dependent on two significant customers for a significant portion of its sales (44% in 1997 and 32% in 1998).

2. The Company generally does not obtain long-term purchase orders from its customers and thus cancellation, reductions or delays in orders by customers could significantly affect the Company's financial condition.

3. A significant component of the Company's strategy is to increase high volume product sales to OEMs (Original Equipment Manufacturers) and there are no assurances that its OEM customers will continue to rely on the Company for their DSP solutions.

4. The Company purchases DSP microprocessors and certain other components from Analog Devices, Motorola and Texas Instruments each of which is the sole supplier of the microprocessors on which certain of the Company's products have been developed and thus shortages of components could delay the Company's ability to ship its products.

5. The market for the Company's products is characterized by changing technologies and frequent new products. The Company's continued success will be dependent upon its ability to adopt such changes and there are no assurances it will be able to do so.

6. The market for the Company's products is intensely competitive and certain of the Company's competitors have greater financial and other resources than the Company.

7. The Company's success is dependent in large part on certain key management and technical personnel, the loss of one or more of whom could affect the Company's business.

8. There are no assurances that all of the Company's suppliers are Y2K compliant.

9. The market prices for shares of high technology companies have been volatile and these broad market fluctuations could adversely affect the price of the Company's shares independent of the Company's operating results.

Certificate

This document contains no untrue statement of a material fact and does not omit to state a material fact that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made.


Dated:
      ------------------------------------------------


         --------------------------------------------
         (Signature of                               )
                       ------------------------------



         --------------------------------------------
         (Signature of Chief Financial Officer)

Appendix 1

              The Company's Most Recent Annual Financial Statements

Appendix 2

                      Quarterly Reports and Press Releases


                                   Appendix D.

Commitment Form
Additional Form for Tax Credit Eligible Employees
Tax Credit Questionnaire

                       SPECTRUM SIGNAL PROCESSING INC.
                       EMPLOYEE STOCK PURCHASE PLAN COMMITMENT FORM

This commitment form must be completed and signed by Eligible Employees of Spectrum Signal Processing Inc. ("the Company") who wish to purchase shares under the Company's employee stock purchase plan (the "Plan") during the offering period from November 1, 1999 to April 30, 2000.

Employee Information

                                         Employee Information
=============================================================================================================
Participant: Mr./Mrs./Ms.          __________________________________________    __________________________
 ____________
 (circle)                                         Last Name                       First Name   Initial

Address:  __________________________________________________________________________________________________

           No. and Street Name    Apt.                   Town/City         Province/State   Postal Code/ZIP

_______________________________    _______________________________    Date of Birth  ________________________
   SIN / SSN                                 Employee Number                           (YY / MM / DD)

=============================================================================================================


I received and read the Disclosure Document the Company gave me. I agree to commit $___________________ for the purchase of common shares (the "Shares") of the Company under the Plan, paid in accordance with the terms of the Plan, for which, if applicable, I authorize the Company to make the appropriate deductions from my wages and salary in equal semi-monthly installments. My contributions will be invested as indicated in my instructions below until such time as a request for change is made. My contributions will be invested in Spectrum Signal Processing Inc. shares as subscribed for in the Employee Share Purchase Plan.
================================================================================
Tax Credit Election (B.C. Residents Only)
--------------------------------------------------------------------------------
I do [ ] do not [ ]
wish to have my share purchases under the Plan eligible for tax credits under the Employee Investment Act (British Columbia) (employees wishing to participate under the Employee Investment Act (British Columbia) must complete the form and questionnaire attached).
================================================================================
Designation of Beneficiary (where permitted by law)
--------------------------------------------------------------------------------
In the event of my death, I hereby designate ________________________________ as my beneficiary, if living, to receive benefits payable under the Plan, otherwise such benefits shall be payable to my estate. I hereby revoke all prior beneficiary designations. I assume full responsibility for ensuring that this designation is valid under applicable law.
--------------------------------------------------------------------------------
Caution
--------------------------------------------------------------------------------
In some provinces/states, designation of a beneficiary by means of a designation form will not be revoked or changed automatically by any future marriage or divorce. Should you wish to change your beneficiary in the event of a future marriage or divorce, you will have to do so by means of new designation.
Note: I agree with full knowledge, to permit The Royal Trust Company and the Company to use the information collected about me in relation to the Plan, or otherwise, for any purpose relating to the Plan. I also hereby authorize them to communicate the information held on me to any person deemed necessary for the administration of the Plan. I acknowledge that my "plan participant file" will be held at the employer's and The Royal Trust Company's offices or at any other location as indicated from time to time on the understanding that I will be given access to examine and correct such information as prescribed by law. Further, in accordance with UK Data Protection Law, 3L Limited will hold the personal information provided by me and will process such personal information for purposes relating to the Plan. I acknowledge that 3L Limited may from time to time make such personal information available to the Company, other Affiliated Corporations and the Trustee, some of which are situated outside the European Union
================================================================================

Acceptance of Terms and Conditions

I hereby accept all the terms and conditions of the Employee Stock Purchase Plan, a copy of which I have received and read. I declare all of the above information is accurate and I confirm that I am an Eligible Employee in accordance with the terms and conditions of the Plan.

-----------------------------------------  ------------------------------------
Employee Signature                          Date

================================================================================

                      For Office Use Only

Approved by Employer Representative: _______________________   Date: ___________
                                     Authorized Signature

================================================================================

                         SPECTRUM SIGNAL PROCESSING Inc.
                          Employee Stock Purchase Plan
                Additional Form for Tax Credit Eligible Employees

(Only Tax Credit Eligible Employees need complete this Additional Form)

This additional form must be completed and signed by Tax Credit Eligible Employees of Spectrum Signal Processing Inc. (the "Company") who wish to purchase shares under the Company's employee stock purchase plan (the "Plan").

Employee Information (Please type or print clearly)

Name (first, initials, last name):

                                   ---------------------------------------------

Social Insurance Number:                           Phone:
                                   ----------------              ---------------

Address:

                ----------------------------------------------------------------

                ----------------------------------------------------------------


================================================================================

Note: Tax credit certificates will only be issued at the end of each calendar year after the last payment is made and the shares are issued.

Tax Credit Matters (This only applies to Tax Credit Eligible Employees. Check Yes below, if applicable.)

         Yes, I meet the criteria for a "Tax Credit Eligible Employee" set out on page 1 of the Plan share disclosure document.

I authorize the Company to apply for tax credit certificates for me and to provide the Administrator under the Act with all necessary information. I have attached my completed Tax Credit Questionnaire and confirm it is accurate. I acknowledge that under the Employee Investment Act (British Columbia) share certificates issued to Tax Credit Eligible Employees under the Plan must be held by an authorized depository (currently Royal Trust) for three years after purchase. I direct the company to deliver the share certificate for the Shares to the depository and agree to be bound by the terms of the escrow agreement with the depository about holding of the share certificates under the Plan. I irrevocably appoint the Company as my attorney for the sole purpose of matters related to the escrow agreement.

I understand that it is my responsibility to notify the Ministry of Small Business, Tourism and Culture (the "Ministry") immediately of any name or address changes. I am also aware that the following information may be shared with Revenue Canada Taxation:

Name:___________________
Address:____________________________________
S.I.N.:_________________
Amount and Date of Investment, Investee Company and Tax Credit Amount: _________
________________________________________________________________________________


Dated the ________ day of _____________________, _____.


                                                     --------------------------
                                                     Employee Signature

Attached:         Tax Credit Questionnaire
                  ESPP Purchase Form

             A FALSE OR MISLEADING STATEMENT IS AN OFFENSE UNDER THE
                            EMPLOYEE INVESTMENT ACT.

                         SPECTRUM SIGNAL PROCESSING INC.
                      EMPLOYEE TREASURY SHARE PURCHASE PLAN
                            TAX CREDIT QUESTIONNAIRE
      (Only Tax Credit Eligible Employees need complete this Questionnaire)


Employee Name:________________________________________________  SIN:____________

Previous Tax Credit Related Share Transactions

         I confirm that as a result of this Share purchase I will not receive credit certificates under the Act totaling more than:

         (i)      $2,000 in value in respect of any one calendar year; and

         (ii)     $10,000 in value in grand total over all years.

         Note: Provincial tax credits received as a result of investments in the Working Opportunity Fund are included in the above calculation.

         During the two-year period preceding the date on which the Shares will be paid for in full (__________), I have disposed of (or will dispose of) other shares of the Company as follows:


Date                  Number of     Price Received     Tax Credit Originally
                      Shares                           Received on those Shares?
--------------------- ------------- ------------------ -------------------------



===================== ============= ================== =========================


         Dated the ____________ day of ______________________, _____.


                                           --------------------------------
                                           Employee Signature

A FALSE OR MISLEADING STATEMENT IS AN OFFENSE UNDER THE EMPLOYEE INVESTMENT ACT

                                   Appendix E.
                                Escrow Agreement

ESCROW AGREEMENT



THIS AGREEMENT is made as of the _____ day of ____________, _____


AMONG: MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada

          (hereinafter called "Montreal Trust")

                                                      OF THE FIRST PART,

AND: ROYAL TRUST CORPORATION OF CANADA, a trust company incorporated under the laws of Canada

          (hereinafter called "Royal Trust")

                                                      OF THE SECOND PART,

AND: SPECTRUM SIGNAL PROCESSING INC., a corporation incorporated under the laws of British Columbia.

          (hereinafter called the "Corporation")

                                                      OF THE THIRD PART.


WHEREAS:

A. The Corporation has adopted an employee share ownership plan (the "Plan") registered under the Employee Investment Act (British Columbia) under which employees of the Corporation and its affiliates will acquire shares of the Corporation and will, in certain circumstances, be eligible to obtain tax credits with respect thereto;

B. The Act requires that shares in respect of which tax credits are obtained, are to be held under the control of an authorized depository for a period of three years after acquisition, and Royal Trust is authorized to act as an authorized depository;

C. While shares are held as contemplated by Recital B, no certificates representing such shares shall be issued under the terms of the Plan;

D. The employees referred to in Recital A have authorized all or will authorize the Corporation to execute and deliver this agreement on their behalf.


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NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and conditions herein contained, Montreal Trust, Royal Trust and the Corporation covenant and agree each with the other as follows:

1.       Interpretation

1.1      In this agreement:

         (a) "Act" means the Employee Investment Act, as amended from time to time, including the Regulations and written policies made thereunder;

         (b) "Administrator" means the administrator designated under the Act;

         (c) "permanently disabled" means the Shareholder being disabled and permanently unfit to work;

         (d) "Plan" means the employee share ownership plan referred to in Recital A;

         (e) "Shareholder" means an eligible employee of the Corporation and its affiliates who has acquired Shares, or on whose behalf a Trust has acquired Shares, pursuant to the Plan;

         (f) "Shares" means shares in the capital of the Corporation acquired by shareholders under the Plan;

         (g) "Trust" means a trust governed by a registered retirement savings plan under the Income Tax Act (Canada) for which an eligible employee is the annuitant;

         (h) words and phrases defined in the Act have the meanings ascribed to them by the Act; and

         (i) whenever the singular or masculine are used in this agreement, the same shall be construed as including the plural or feminine or neuter.

2.       Registration of Shares

2.1 Upon acquisition of Shares under the Plan by a Shareholder or by a Trust on behalf of a Shareholder, which acquisition will occur upon payment in full being made therefor, the Corporation will request and Montreal Trust will enter such Shareholder or Trust as the holder of such Shares in the register of shareholders of the Corporation maintained by Montreal Trust. Such Shares shall be registered the day upon which payment in full is received by the Corporation.

3.       Notification to Royal Trust

3.1 Within five business days of a Shareholder or Trust being entered in the register of Shareholders as the holder of Shares as provided for in section 2.1 herein, Montreal Trust will provide to Royal Trust the following information:


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


         (a) the number, price paid for and date of acquisition of Shares purchased by or on behalf of such Shareholder or Trust;

         (b)      the name and address of such Shareholder or Trust; and

         (c) any other information required by Royal Trust in connection with its functions under this agreement or the Act or for the purpose of processing applications for tax credit certificates.

         (d) Such information shall be provided in a form which is mutually acceptable to Montreal Trust and Royal Trust.

4.       Escrow Provisions

4.1 From the date of acquisition of Shares notified to Royal Trust pursuant to paragraph 3.1 until the Shares are to be released from escrow in accordance with this agreement;

         (a) no share certificates representing such Shares will be issued by the Corporation or by Montreal Trust on behalf of the Corporation;

         (b) Shares will be deemed to be held in escrow with, and will be under the control of, Royal Trust.

4.2 The Corporation covenants with Montreal Trust and Royal Trust that prior to the registration of a Shareholder, or a Trust on behalf of a Shareholder pursuant to paragraph 2.1 and notification thereof pursuant to subparagraph 3.1(a), the Corporation will have been authorized by the Shareholder to enter into this agreement.

5.       Release of Shares

5.1 The Corporation, on its own behalf and on behalf of each Shareholder, Montreal Trust and Royal Trust, each covenant and agree that, except as permitted by this Agreement or with, and as directed by, the written consent or direction of the Administrator, none of the Corporation, Montreal Trust or Royal Trust shall do or cause anything to be done to permit the release of certificates representing the Shares or to permit the disposition (as defined in the Act) of the Shares or of the beneficial ownership of or any interest in the Shares.

5.2 Subject to compliance with paragraph 5.3 or 5.4, the Shares may be released from escrow upon the earliest of:

         (a) the date which is three years after the acquisition of the Shares by the Shareholder under the Plan upon payment in full therefor, in which event a certificate representing the Shares shall be released to the Shareholder upon his or her request;

         (b) the date the Shareholder's personal representative, or if the Shareholder is a Trust the personal representative of the annuitant of the Trust, delivers to Royal Trust a death certificate for the Shareholder or the annuitant of the Trust, as the case may be, and proof


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


                  of the authority of the personal representative, in which event a certificate representing the Shares shall be released to the personal representative;

         (c) the date the trustee in bankruptcy of the Shareholder, or if the Shareholder is a Trust the trustee in bankruptcy of the annuitant of the Trust, delivers to Royal Trust copies of the court order or assignment in bankruptcy and the instrument appointing the trustee, in which event a certificate representing the Shares shall be released to the trustee;

         (d) the date the Shareholder delivers to Royal Trust a certificate from a qualified medical practitioner that the Shareholder, or if the Shareholder is a Trust the annuitant of the Trust, has been permanently disabled, in which event a certificate representing the Shares shall be released to the Shareholder;

         (e) the date on which Royal Trust receives a copy of a court order directing the Shares to be transferred as part of a court ordered property settlement, in which event a certificate representing the Shares will be delivered in accordance with the court order;

         (f) the date upon which Royal Trust receives proof that the Shareholder, or if the Shareholder is a Trust the annuitant of the Trust, has permanently retired and the Shares were issued not less than two years before the date of such proposed release, in which event a certificate representing the Shares shall be released to the Shareholder;

         (g) the date upon which Royal Trust receives proof satisfactory to it that the Shareholder, or if the Shareholder is a Trust the annuitant of the Trust, has suffered a bona fide involuntary loss of employment (as defined in the Act), in which event a certificate representing the Shares shall be released to the Shareholder;

         (h)      the date on which Royal Trust has received confirmation:

                  (i) from the Shareholder, or if the Shareholder is a Trust the annuitant of the Trust, that a disposition of the Shares has been made; and

                  (ii) from the Administrator that the amount, if any, required by the Act has been repaid;

                  (iii) in which event the certificate representing the Shares shall be released to or to the order of the person to whom the disposition was made;

         (i) the date upon which the Administrator advises Royal Trust that he has consented to the release in circumstances other than those set out in subparagraphs 5.2(a) to (h) in which event a certificate representing the Shares shall be released in accordance with the direction of Royal Trust to Montreal Trust;

         (j) the date upon which Royal Trust receives notice of a trust disposition (as defined in the Act), in which event a certificate representing the Shares may, upon request by the trustee, be released to the trustee or annuitant thereof, as the case may be; and


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


         (k) if Montreal Trust has received a notice pursuant to subparagraph 6.2(b), the date on which Montreal Trust receives notice from the savings institution that it has commenced enforcement of its security for the indebtedness referred to in the notice, in which event a certificate representing the Shares shall be released to the savings institution.

5.3 Royal Trust will notify Montreal Trust of the number of Shares which become capable of release from escrow by reason of subparagraph 5.2(a) at least 30 days prior to such possible release. Certificates representing such Shares may thereafter be released by Montreal Trust Company upon request of the Shareholder without any further approval or consent from Royal Trust.

5.4 Upon being satisfied as to any of the circumstances set out in subparagraphs 5.2(b) to (j) and upon receipt of the applicable fee, if any, Royal Trust shall notify Montreal Trust which will forthwith issue a certificate representing the Shares in the name of the Shareholder or, if the Shares are registered in the name of a Trust on behalf of the Shareholder, in the name of the trustee of the trust. Montreal Trust will forthwith deliver the certificate to Royal Trust, which will deliver the certificate to the person entitled to receive it in accordance with paragraph 5.2 or, if the Shares are registered in the name of a Trust, to the trustee of the Trust.

5.5 If the Corporation, Montreal Trust or Royal Trust receives from any person, other than the Administrator, notification that any Shares, or the beneficial ownership thereof or any interest therein, have been disposed of, the Corporation, Montreal Trust or Royal Trust, as the case may be:

         (a) shall notify the Administrator thereof unless Montreal Trust is at that time permitted to release the Shares under paragraph 5.3; and

         (b) shall not be obliged to recognize any right of the person to whom the disposition was alleged to be made to give the certificate representing the Shares and shall, upon release of the certificate in accordance with paragraph 5.2, deliver it to the person entitled to receive it in accordance with paragraph 5.3 or 5.4.

6.       Release - General

6.1 The release from escrow of some or all of the Shares governed by this agreement shall terminate this agreement only in respect of the Shares so released.

6.2      Notwithstanding paragraph 5.1:

         (a) upon the request of a Shareholder, Shares held by the Shareholder will be registered by Montreal Trust in the name of a Trust that will hold the Shares for the benefit of the Shareholder, Montreal Trust will advise Royal Trust of any such registration as part of the information provided under paragraph 3.1, and the Shares so registered shall continue to be held pursuant to this agreement. The provisions of this section 6.2 shall not apply to a trust disposition (as defined in the Act);

         (b) a Shareholder and a savings institution (as defined in the Interpretation Act) may provide written notice to Montreal Trust that the Shareholder has hypothecated or granted a


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


                  security interest in its Shares to the savings institution as security for indebtedness incurred by the Shareholder to permit the purchase of its Shares, in which event Montreal Trust shall acknowledge to the savings institution its receipt of such notice and shall, notwithstanding any other provision of this agreement, deliver a certificate representing the Shares to the savings institution upon their release from escrow in accordance with the terms hereof, unless otherwise directed by the savings institution.

7.       Dividends and Voting

7.1 If any shares or other securities are distributed by the Corporation as a result of any subdivision of the shares of the Corporation or any amalgamation, merger, plan of arrangement, winding-up or similar transaction involving the Corporation, the shares or other securities which Shareholders and Trusts are entitled as a result thereof will be held pursuant to this agreement on the same terms as the Shares in respect of which they are distributed.

7.2 Except as provided in paragraph 7.1, if any dividend (including a stock dividend) or other distribution is received by Montreal Trust or Royal Trust in respect of the Shares, such dividend or distribution shall be paid or transferred forthwith to the respective Shareholders and Trusts entitled thereto.

7.3 All voting rights attached to the shares may at all times be exercised by the respective registered owners thereof.

8.       Indemnification

8.1 If Montreal Trust releases certificates representing any Shares without the approval of Royal Trust in circumstances where such release would not have been permissible in accordance with paragraph 5.2, Montreal Trust covenants and agrees with Royal Trust, as agent for the Minister of Finance and Corporate Relations for the Province of British Columbia (the "Minister"), to pay forthwith to the Minister an amount equal to the tax credits obtained under the Act in respect of such Shares provided that:

         (a) the payment by Montreal Trust shall be reduced by any amount of the tax credits which is repaid by any of the persons required under the Act to repay such amount; and


         (b) if Montreal Trust demonstrates to the satisfaction of the Administrator that no person could be required under the Act to repay all or a portion of the tax credits, Montreal Trust shall not be required to pay such portion of the tax credits and, if it has previously paid such portion, shall be entitled to recover it from the Minister.

8.2 If Montreal Trust releases certificates representing any Shares without the approval of Royal Trust, Montreal Trust will indemnify and save Royal Trust harmless from and against any and all liabilities, costs and expenses which Royal Trust incurs as a result of such release.

9.       Concerning Montreal Trust and Royal Trust

9.1      Montreal   Trust  and  Royal  Trust  each  accepts  the  functions  and responsibilities placed on it by this agreement and agrees to perform the same in accordance with the terms hereof.


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


9.2 This agreement is entered into for the purposes of providing a security arrangement relating to the repayment of tax credits in accordance with the Act. This agreement shall in no way be construed as constituting either Montreal Trust or Royal Trust as a trustee for the Shareholders or the Corporation.

9.3 The Corporation hereby covenants and agrees from time to time and at all times hereafter well and truly to save, defend and keep harmless and fully indemnify Montreal Trust, Royal Trust and their respective successors and assigns from and against all loss, costs, charges, suits, demands, claims, damages and expenses which they or their respective successors or assigns, may at any time or times hereafter bear, sustain, suffer or be put to for or by reason or on account of performing their respective functions under this agreement or anything in any manner relating thereto or by reason of their compliance in good faith with the terms hereof. Without restricting the foregoing indemnity, in case proceedings should hereafter be taken in any court respecting the Shares, neither Montreal Trust nor Royal Trust shall be obliged to defend any such action or submit its rights to the court until it shall have been indemnified by other good and sufficient security in addition to the indemnity herein before given against its costs of such proceedings.

9.4 the Corporation shall pay fees to Royal Trust and Montreal Trust in respect of their services hereunder. Such fees and the fees, if any, payable upon release of Shares from escrow will be calculated:

         (a) in accordance with the agreements from time to time of the Corporation, with Montreal Trust and Royal Trust respectively; or

         (b) if Royal Trust is a party to an agreement with the Administrator providing a schedule of fees for services hereunder and no fees are provided for such services by agreement between the Corporation and Royal Trust, in accordance with such schedule.

10.      Amendment and Termination

10.1 The Corporation may at any time amend this agreement by instrument in writing delivered to each of Montreal Trust and Royal Trust provided that no amendment shall:

         (a) affect the Shares unless previously consented to in writing by Royal Trust with the prior consent of the Administrator;

         (b) affect the Shares acquired under the Plan prior to the date of delivery of such amendment unless such change is beneficial to the shareholder; and

         (c) increase the responsibilities of either Montreal Trust or Royal Trust without its prior written consent.

10.2 The Corporation and Montreal Trust may each at any time, upon 90 days' written notice to the other and to Royal Trust, terminate this agreement, provided that arrangements satisfactory to the Administrator are made to provide for the continued holding in escrow of the Shares for the period and on the terms required by this agreement.


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10.3     If any person other than Royal Trust is an authorized  depository under the Act, Royal Trust may be replaced in the performance of its duties and functions hereunder:

         (a) by Royal Trust at any time upon 90 days' written notice to the Corporation; and

         (b) by the Corporation at any time after the first anniversary of the initial issuance of Shares under the Plan upon 90 days' written notice to Royal Trust.

         Royal Trust shall be replaced by another authorized depository under the Act designated in writing by the Corporation at the time after termination, failing which designation Royal Trust is hereby specifically authorized to request the Administrator to designate an authorized depository and, upon the termination date, or at such other date as is mutually agreed upon by Royal Trust and the Corporation in writing, to transfer to the authorized depository designated by the Administrator all records and other information maintained by Royal Trust concerning the Plan for the purpose of fulfilling its duties and functions hereunder.

11.      Notice

11.1     All   certifications,    requests   and   instructions    (collectively
         "communications") given hereunder shall be in writing and signed by the appropriate person.

11.2 Communications of the Corporation shall be signed by an authorized officer or other representative of the Corporation. The Corporation shall from time to time furnish Montreal Trust and Royal Trust with a certificate signed by the Chairman, the President, a Vice-President, the Treasurer or the Secretary of the Corporation stating the names of the officers and other representatives so authorized, together with specimen signatures of all such officers or representatives.

11.3 Montreal Trust and Royal Trust shall be entitled to rely upon the identification of such persons as specified in such certificate, shall act in accordance with communications given in accordance with this paragraph 11.3 and shall, in acting in accordance with same, be fully protected and absolved from any and all liability howsoever arising.

11.4 Communications signed as aforesaid may be delivered or given by telefax or letter and, when so given, shall be deemed to have been sufficiently given for all purposes of this agreement.

11.5 All communications required or permitted hereunder shall be validly given if delivered personally, sent by prepaid ordinary mail or transmitted by telefax, as follows:

         (a)      in the case of Montreal Trust Company:

                         Montreal Trust Company
                         4th floor, 510 Burrard Street
                         Vancouver, B.C.  V6C 3B9
                         Telefax:        (604) 683-3694
                         Attention:      Manager Client Services


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         (b)      In the case of Royal Trust:

                         Royal Trust Corporation of Canada
                         Global Securities Services
                         Pacific Region
                         P.O. Box 11124
                         Suite 600, 1055 West Georgia Street
                         Vancouver, B.C.  V6E 4P3
                         Telefax:        (604) 257-2581
                         Attention:      Employee Investment Program Coordinator

         (c)      in the case of the Corporation:

                         Spectrum Signal Processing Inc.
                         One Spectrum Court
                         2700 Production Way, Ste 200
                         Burnaby, B.C.  V5A 4V7
                         Telefax:        (604) 421-1764
                         Attention:      General Counsel

         (d) or to such other address and number as the party to whom such communication is to be given shall have last notified in the same manner provided in this section, the party giving the communication.

12.      Miscellaneous

12.1 This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

12.2 This agreement shall enure to the benefit of and be binding upon the Corporation, Montreal Trust and Royal Trust and the Shareholders, and their heirs, executors, administrators, successors and permitted assigns.


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


IN WITNESS WHEREOF the parties hereto have executed these presents the day and year first above written.

THE COMMON SEAL OF MONTREAL TRUST
COMPANY OF CANADA                                                          C/S
was hereunto affixed in the presence of:

-----------------------------
Authorized Signatory

-----------------------------
Authorized Signatory

THE COMMON SEAL OF ROYAL TRUST                                             C/S
CORPORATION OF CANADA was hereunto affixed in the presence of:

-----------------------------
Authorized Signatory

-----------------------------
Authorized Signatory

THE COMMON SEAL OF SPECTRUM SIGNAL                                         C/S
PROCESSING INC. was hereunto affixed in the presence of:

-----------------------------
Authorized Signatory

-----------------------------
Authorized Signatory


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


                                   Appendix A.

                                  Constitution

1.   PURPOSE OF THE PLAN.......................................................1

2.   DEFINITIONS...............................................................1

3.   ADOPTION, COMMENCEMENT AND TERMINATION OF THE PLAN........................4

4.   REPRESENTATIONS AND WARRANTIES............................................5

5.   OFFERING PERIODS AND ELIGIBILITY TO SUBSCRIBE FOR SHARES..................6

6.   SUBSCRIPTION ENTITLEMENT..................................................6

7.   CONTRIBUTIONS.............................................................7

8.   SHARE ENTITLEMENT.........................................................7

9.   ISSUANCE AND HOLDING OF SHARE CERTIFICATES................................7

10.  WITHDRAWAL FROM PARTICIPATION.............................................8

11.  RELATIONSHIP WITH EMPLOYMENT..............................................8

12.  TRANSFERABILITY...........................................................8

13.  APPLICATION FOR TAX CREDIT CERTIFICATES...................................9

14.  USE OF FUNDS..............................................................9

15.  REPORTS TO EMPLOYEE SHAREHOLDERS..........................................9

16.  OTHER COVENANTS OF THE COMPANY............................................9

17.  PURCHASE BY OR TRANSFER TO TRUSTS........................................10

18.  TAX LIABILITY............................................................10

19.  AMENDMENTS...............................................................11

20.  GENERAL..................................................................11